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                                                                    EXHIBIT 10.3


                                 FIRST AMENDMENT
                                       TO
                      THE INSPIRE INSURANCE SOLUTIONS, INC.
                         1997 DIRECTOR STOCK OPTION PLAN


         This First Amendment to the INSpire Insurance Solutions, Inc. Director Stock Option Plan (the "Plan") hereby amends the Plan as follows effective as of February 16, 1998:

         1. Section 3(c) of the Plan, which describes the amount of stock options granted annually to Nonemployee Directors, hereby is amended by deleting the sentence thereof and inserting in its place the following sentence:

         "each Nonemployee Director who has previously been granted Non-Qualified Options under the Plan shall be granted additional Non-Qualified Options to purchase 2,500 shares of Common Stock on the day immediately after each annual meeting subsequent to which such Nonemployee Director is first elected (or appointed) as a Director of the Company if such Nonemployee Director continues to serve as a Director on such date of grant."

         2. As amended by the foregoing, the Plan shall remain in full force and effect.


                                   INSPIRE INSURANCE SOLUTIONS, INC.


                                   By:
                                      --------------------------------------
                                       F. George Dunham, III
                                       President and Chief Executive Officer